                                                                       Exhibit 7


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 2000 with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio, included in Post-Effective Amendment No. 5 to the Registration Statement (Form S-6 No. 333-57681) and related Prospectus of WRL Series Life Corporate Account.


                                        /s/ Ernst & Young


Des Moines, Iowa
April 24, 2000